Exhibit 99.1

For more information contact:

Jennifer Jarman The Blueshirt Group 415-217-7722 jennifer@blueshirtgroup.com
Synaptics Reports Record Revenue for Fiscal 2008; Announces
3-for-2 Stock Split
Company Also Expands Stock Repurchase Program
Santa Clara, CA — July 31, 2008 — Synaptics (Nasdaq: SYNA), a leading developer of human interface solutions for mobile computing, communications, and entertainment devices, today reported financial results for the fourth quarter and year ended June 30, 2008. The Company’s GAAP results reflect the expensing of non-cash share-based compensation for all periods presented.
Net revenue for the fourth quarter of fiscal 2008 was $96.9 million, an increase of approximately 35% over $71.6 million in net revenue for the fourth quarter of fiscal 2007. Net income for the fourth quarter of fiscal 2008 was $2.6 million, or $0.11 per diluted share, compared with net income of $7.4 million, or $0.27 per diluted share, for the fourth quarter of fiscal 2007. Net income for the fourth quarter of fiscal 2008 included a non-cash charge for other-than-temporary impairment of $4.7 million related to the Company’s investment in auction rate securities. Net income, excluding non-cash charges for share-based compensation and the other-than-temporary impairment, was $10.7 million, or $0.46 per diluted share, for the fourth quarter of fiscal 2008, compared with net income, excluding share-based compensation, of $10.0 million, or $0.36 per diluted share, for the fourth quarter of fiscal 2007.
Net revenue for fiscal 2008 was $361.1 million, an increase of approximately 35% over $266.8 million for fiscal 2007. Net income for fiscal 2008 was $31.1 million, or $1.19 per diluted share. This compares with net income of $26.5 million, or $0.94 per diluted share, for fiscal 2007. Net income, excluding non-cash charges for share-based compensation and non-recurring items for fiscal 2008, was $51.4 million, or $1.96 per diluted share, compared with net income, excluding share-based compensation and non-recurring items, of $37.6 million, or $1.31 per diluted share, for fiscal 2007.
“Fiscal 2008 was a phenomenal year for Synaptics as we achieved both record annual revenue and non-GAAP net income, which grew 35% and 37% year over year, respectively,” stated Francis Lee, President and Chief Executive Officer of Synaptics. “Our strong performance reflects solid execution and progress with regard to our diversification strategy as our investments in the mobile phone market are beginning to pay off, generating material revenue for the first time starting in the fiscal fourth quarter. Synaptics continues to benefit from the growing demand for innovative touch interface solutions in today’s increasingly complex devices, and we believe we are well-positioned to deliver record revenue and profits in fiscal 2009.”
Russ Knittel, Synaptics’ Chief Financial Officer, added, “As we look ahead to the current quarter and new fiscal year, we remain mindful of the broader economic concerns and potential impact on customer order patterns. We exited the June quarter with backlog of $50.3 million. Based on our backlog and current visibility, we anticipate revenue in the September quarter will be $108 million to $114 million, an increase of 25% to 31% over the comparable quarter last year. Additionally, our current outlook suggests that revenue may grow 20% to 30% in fiscal 2009.”
The Company also announced that its Board of Directors has approved a three-for-two split of Synaptics’ common stock to be effected as a stock dividend. Each shareholder of record at the close of market on August 15, 2008 will receive one additional share for every two outstanding shares held on the record date, the payable date will be August 29, 2008, and trading will begin on a split-adjusted basis on September 2, 2008. The Company’s Form 10-K for fiscal 2008 will include the effect of the split when filed. In addition, the Board of Directors has authorized the repurchase of up to an additional $80 million of common stock from time to time in the open market or in privately negotiated transactions. The timing and amount of any future purchases will depend upon market conditions and other factors.
Mr. Lee continued, “I am pleased to report that we bought back an additional one million shares during the fourth quarter. This buyback, in conjunction with our impending stock split and authorization of additional stock repurchases, reflects our confidence in Synaptics’ prospects and on-going commitment to enhancing long-term stockholder value.”
Synaptics’ cash and short-term investments at the end of June totaled $146.5 million and exclude all auction rate securities, which have been classified as non-current assets. The Company’s total investment in auction rate securities was $47.4 million, all of which are investment grade securities that are paying interest at the contractual rates. Based on a fair value analysis in accordance with U.S. GAAP, the Company has accounted for non-cash impairment during fiscal 2008 of approximately $9.5 million, of which $2.5 million is temporary and $7.0 million is other-than-temporary.
“As we indicated last quarter we will continue to monitor our investments in auction rate securities in light of the current debt market environment. We are confident that our existing cash and other short-term investments and our expected cash flow from operations will be sufficient to allow us to continue to hold our current auction rate securities until the liquidity issues are resolved.” stated Mr. Knittel.
Earnings Call Information
The Synaptics fourth quarter teleconference and webcast is scheduled to begin at 2:00 p.m., Pacific Time, on Thursday, July 31, 2008, during which the Company will provide forward-looking information. To participate on the live call, analysts and investors should dial 800-257-2101 at least ten minutes prior to the call. Synaptics will also offer a live and archived webcast of the conference call, accessible from the “Investor Relations” section of the Company’s Web site at www.synaptics.com.
About Synaptics Incorporated
Synaptics is a leading developer of human interface solutions for mobile computing, communications, and entertainment devices. The Company creates interface solutions for a variety of devices including notebook PCs, PC peripherals, digital music players, and mobile phones. The TouchPad(TM), Synaptics’ flagship product, is integrated into a majority of today’s notebook computers. Consumer electronics and computing manufacturers use Synaptics’ solutions to enrich the interaction between humans and intelligent devices through improved usability, functionality, and industrial design. The Company is headquartered in Santa Clara, California. www.synaptics.com
NOTE: Synaptics, TouchPad, and the Synaptics logo are trademarks of Synaptics in the United States and/or other countries.
Use of Non-GAAP Financial Information
In evaluating its business, Synaptics considers and uses net income per share excluding share-based compensation and unusual or non-recurring items as a supplemental measure of operating performance. Net income excluding share-based compensation and unusual or non-recurring items is not a measurement of the Company’s financial performance under GAAP and should not be considered as an alternative to net income. The Company presents net income excluding share-based compensation and unusual or non-recurring items because it considers it an important supplemental measure of its performance. The Company believes this measure facilitates operating performance comparisons from period to period by eliminating potential differences in net income caused by the existence and timing of non-cash compensation charges and unusual or non-recurring items. Net income excluding share-based compensation and unusual or non-recurring items has limitations as an analytical tool and should not be considered in isolation or as a substitute for the Company’s GAAP net income. The principal limitations of this measure are that it does not reflect the Company’s actual expenses and may thus have the effect of inflating its net income and net income per share.
Forward-Looking Statements
This press release contains “forward-looking” statements about Synaptics, as that term is defined under the federal securities laws. Synaptics intends such forward-looking statements to be subject to the safe harbor created by those laws. Such forward-looking statements include, but are not limited to, statements regarding Synaptics’ anticipated revenue, revenue growth rates, and cash flow from operations; its beliefs regarding the liquidity and quality of its investments in auction rates securities; its beliefs regarding the markets it serves; its position and opportunities in those markets; its assessment of market demands and trends in target markets; and its assessment of consumer demands for various applications. Synaptics cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements contained herein. Such factors include, but are not limited to, (a) demand for Synaptics’ products, (b) market demand for OEMs’ products using Synaptics’ solutions, (c) changing market demand trends in the markets it serves, and (d) other risks as identified from time to time in Synaptics’ SEC reports, including Quarterly Reports on Form 10-Q and the Annual Report on Form 10-K for the fiscal year ended June 30, 2007. All forward-looking statements are based on information available to Synaptics on the date hereof, and Synaptics assumes no obligation to update such statements.
(Tables to Follow)

SYNAPTICS INCORPORATED
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	June 30,	June 30,
	2008	2007
Assets
Current assets:
Cash and cash equivalents	$96,218	$45,915
Short term investments	50,298	219,102

Total cash, cash equivalents, and short-term investments	146,516	265,017
Receivables, net of allowances of $539 and $419, respectively	69,362	56,721
Inventories	21,065	12,034
Prepaid expenses and other current assets	3,417	4,245

Total current assets	240,360	338,017
Property and equipment, net	22,459	19,400
Goodwill	1,927	1,927
Non-current auction rate securities	37,946	—
Other assets	3,669	13,968

Total assets	$306,361	$373,312

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$27,784	$21,552
Accrued compensation	6,510	5,372
Income taxes payable	7,095	3,400
Other accrued liabilities	9,120	6,272
Note payable	—	1,500

Total current liabilities	50,509	38,096
Convertible senior subordinated notes	125,000	125,000
Other liabilities	17,075	2,129
Commitments and contingencies

Stockholders’ equity:
Preferred stock; $.001 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock; $.001 par value; 60,000,000 shares authorized; 31,363,057 and 29,666,660 shares issued, respectively	31	30
Additional paid in capital	222,555	180,746
Less: 9,088,100 and 3,588,100 treasury shares, respectively, at cost	(237,387)	(72,345)
Retained earnings	130,895	99,795
Accumulated other comprehensive loss	(2,317)	(139)

Total stockholders’ equity	113,777	208,087

Total liabilities and stockholders’ equity	$306,361	$373,312

SYNAPTICS INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Net revenue	$96,854	$71,576	$361,057	$266,787
Cost of revenue (1)	58,085	43,635	213,606	160,913

Gross margin	38,769	27,941	147,451	105,874
Operating expenses
Research and development (1)	14,438	10,755	50,093	39,386
Selling, general, and administrative (1)	13,780	10,180	48,126	36,247
Restructuring costs	—	—	—	915

Total operating expenses	28,218	20,935	98,219	76,548

Operating income	10,551	7,006	49,232	29,326
Interest income	1,351	2,825	9,652	11,055
Interest expense	(449)	(487)	(1,822)	(1,950)
Gain on settlement of debt	—	—	2,689	—
Impairment of investment	—	—	(4,000)	—
Impairment of auction rate securities investments	(4,726)	—	(6,963)	—

Income before income taxes	6,727	9,344	48,788	38,431
Provision for income taxes (2)	4,093	1,913	17,688	11,897

Net income	$2,634	$7,431	$31,100	$26,534

Net income per share:
Basic	$0.12	$0.29	$1.24	$1.04

Diluted	$0.11	$0.27	$1.19	$0.94

Shares used in computing net income per share:
Basic	22,646	25,710	25,111	25,558

Diluted	23,493	27,678	26,243	29,064

(1) Includes share-based compensation charges of:

Cost of revenue	$136	$258	$1,102	$750
Research and development	1,765	1,355	6,321	5,091
Selling, general, and administrative	2,934	2,284	10,080	8,453

	$4,835	$3,897	$17,503	$14,294

(2) Includes tax benefit for share-based compensation charges of:
	$1,486	$1,365	$6,114	$4,140

Non-GAAP net income per share
Basic	$0.47	$0.39	$2.05	$1.47

Diluted	$0.46	$0.36	$1.96	$1.31

SYNAPTICS INCORPORATED
Computation of Basic and Diluted Net Income Per Share
(in thousands except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Numerator:
Basic net income	$2,634	$7,431	$31,100	$26,534
Interest expense and amortization of debt issuance costs on convertible notes (net of tax)	—	76	—	878

Diluted net income	$2,634	$7,507	$31,100	$27,412

Denominator:
Shares, basic	22,646	25,710	25,111	25,558
Effect of dilutive share-based awards	847	1,261	1,132	1,465
Effect of convertible notes	—	707	—	2,041

Shares, diluted	23,493	27,678	26,243	29,064

Net income per share:
Basic	$0.12	$0.29	$1.24	$1.04

Diluted	$0.11	$0.27	$1.19	$0.94

Computation of non-GAAP basic and diluted net income per share (unaudited):

Numerator:
Reported net income	$2,634	$7,431	$31,100	$26,534
Non-GAAP adjustments:
Gain on settlement of debt, net of tax	—	—	(2,078)	—
Impairment of investment, net of tax	—	—	4,000	—
Impairment of auction rate securities investments	4,726	—	6,963	—
Restructuring costs (net of tax)	—	—	—	890
Share-based compensation (net of tax)	3,349	2,532	11,389	10,154

Non-GAAP basic net income	10,709	9,963	51,374	37,578

Interest expense and amortization of debt issuance costs on convertible notes (net of tax)	—	76	—	878

Non-GAAP diluted net income	$10,709	$10,039	$51,374	$38,456

Denominator:
Shares, basic	22,646	25,710	25,111	25,558
Effect of dilutive share-based awards	847	1,587	1,132	1,763
Effect of convertible notes	—	707	—	2,041

Shares, diluted	23,493	28,004	26,243	29,362

Non-GAAP net income per share:
Basic	$0.47	$0.39	$2.05	$1.47

Diluted	$0.46	$0.36	$1.96	$1.31